Exhibit 99.1


Vicor Introduces the V-I Chip and A New Power System Architecture

    ANDOVER, Mass.--(BUSINESS WIRE)--April 29, 2003--Vicor Corporation (NASDAQ: VICR) today has introduced a new power system architecture based on an array of proprietary power conversion technologies. The new architecture, called Factorized Power Architecture (FPA), is featured in an Electronic Design "Leapfrog" story published on April
28. FPA will provide power system designers with breakthrough performance at a lower cost than attained with conventional Distributed Power Architecture (DPA), including Intermediate Bus Architecture (IBA). FPA and its enabling V-I Chips will supersede the paradigm based on "high-density" DC-DC converter "bricks" and non-isolated Point Of Load converters.
    FPA is enabled by power conversion components called V-I Chips or VICs. V-I Chips efficiently process up to 200 Watts of power in a small (less than 0.25 cubic inch) and light (less than 13 grams) power Ball Grid Array (BGA) package, with power density up to 800 Watt/ in3, five times better than any competitive product. These functional building blocks will be deployed as surface mount (SMD) components to create a flexible Factorized Power system.
    One VIC type, the Pre-Regulator Module (PRM), is designed to accept a wide-range supply voltage and convert it to a Factorized Bus
- a controlled voltage source - with 97% to 99% efficiency. Another VIC type, the Voltage Transformation Module (VTM), is designed to convert the Factorized Bus to the voltage levels required by the load with efficiencies as high as 97%. The VTM will also provide input to output galvanic isolation. With an effective switching frequency of
3.5 MHz, the VTM responds to dynamic loads 20 times faster than the fastest competitive brick type converter.
    Because of the inherent flexibility of Factorized Power and the performance superiority of V-I Chips, Vicor believes that a wide variety of systems and applications can benefit from their deployment.

    For example:

    Systems with advanced, high-speed microprocessors requiring on-board power at high current and low voltage can draw as much as 80 Amperes at up to 2.5 Volt from a single VTM. The VTM's ability to respond to changes in microprocessor current in less than one microsecond outperforms typical sub-MHz, hard-switching, multi-phase VRMs while at the same time reducing system complexity and cost.
    Electrical and electronic systems in vehicles requiring a multiplicity of high and low voltages can benefit from the high density, high efficiency and low electrical noise of V-I Chips. The high temperature performance, thermal management versatility and inherent ruggedness of V-I Chips should provide compatibility with harsh application environments, such as found in automobiles.
    Consumer and other electronic products requiring small, lightweight and low profile power systems that are cost-effective can benefit from the VIC's ability to operate within a height of only 4mm over the printed circuit board.
    The first V-I Chip product offering will be introduced in May, 2003. Additional Factorized Power products will be introduced at an increasing frequency over the next several months.
    VICs for FPA systems will be priced as low as 12 cents/Watt or 31 cents/Ampere. A 200 Watt PRM or an 80 Amperes VTM will be priced at $25 each in OEM quantities. V-I Chips will be shipped in JEDEC trays or taped and reeled for use with automated pick and place equipment.

    For more information on V-I Chips and Factorized Power
Architecture, please visit the Vicor website at www.vicorpower.com.

    This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words "may," "will," "would," "should," "plans," "expects," "anticipates," "believes," "is designed to," "continue," "estimate," "project," "intend," and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include our ability to develop new products cost-effectively and our ability to decrease manufacturing costs, as well as those risks and uncertainties identified in the Company's Annual Report on Form 10-K. The risk factors contained in the Annual Report on Form 10-K may not be exhaustive. Therefore, the information contained in that Form 10-K should be read together with other reports and documents that the Company files with the SEC from time to time, which may supplement, modify, supersede or update those risk factors.

    CONTACT: Vicor Corporation
             Customer Contact:
             Product Marketing Mgr.
             Bob Marchetti, 978/470-2900
             or
             Editorial Contact:
             Marketing Manager
             Iris Kimber, 978/749-3396
             ikimber@vicr.com